UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 10-12G

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934


                         MCC CATERING INC.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)


        DELAWARE                            22-3642435
        --------                           ------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


500 108th Avenue - Suite 730
City Center, Bellevue, WA                     98004
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number             (425) 990-6477
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           6,000,000 Shares of Voting Common Stock

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No

As of February 28, 1999, the following shares of the Registrant's common stock were issued and outstanding:

25,000,000 shares authorized, $0.001 par value
6,000,000 issued and outstanding

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

MCC CATERING INC., (the "Company"), a development stage company, was organized in January 1997 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The Company was formed to provide "fast food" outlets throughout cities in the United Kingdom. The Company sought to market its restaurants with three national themes, Chinese, Indian and Thai, under an "Express" banner. Each of the restaurants is to have certain key features in common and be the key to the success of the business. These include, average take away meal prices around $5.00, fast and friendly service with food served within one (1) minute of order and immaculately clean eating kitchen and area.

Prior to entering this market, the Company conducted key research pertaining to consumer demand and retail sales. The Company sought to find an investor to help the Company fund the production of a business plan and to assist with market research. The Company's initial efforts in this regard were unsuccessful and the Company's management resigned. New management was then brought into the company. The new management determined that there was an opportunity for the development of the company's Asian Express concept. Investors of the Company provided funding for the preparation of a private placement memorandum to raise capital for further research and initial investment to test the concept in London. The Company thereafter conducted a Regulation D 504 Offering in December 1998, raising $20,000.00 to fund additional research in a fully successful offering.

The directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. It is the directors' opinion that the company will be more attractive to potential business partners and candidates if the Company is a reporting one. The Company has began to consider and investigate potential business opportunities however has not yet located any probable candidates.

Item 2.    FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company. The Company has no assets and no recent operating history. The Company's goal is to develop its fast food restaurant concept in the three key areas. Those areas are Chinese restaurants, called Shanghai Express, Indian restaurants, called Bombay Express, and Thai restaurants, called Bangkok Express. The Company believes that the development of its concept would be most effective by merging or forming an alliance with another business entity which has experience in the industry.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to sustain its business operations or achieve material profits.

Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient investment in the
Company to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to
raise additional funds.   There is no assurance that the Company
will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

There is no certainty that the Company's business operations will be successful or profitable. There is also no certainty that the Company will be able to operate a successful business. Potential investors are alerted that the investment in the Company is highly speculative and involves a high degree of risk.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Any targeted alliance or merger candidate will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

In the event the Company consummates a merger transaction, the Company believes that there will be a change in control in the
Company.   The Company believes that any merger would include the
new issuance of common stock in the Corporation to a potential merger candidate followed by a reverse split of the Company's issued common stock thereby effectively passing control of the Company to the merged candidate.

The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company does not foresee that any terms of sale of the shares presently held by officers and/or directors of the Company will also be afforded to all other shareholders of the Company on similar terms and conditions.

Management does not anticipate actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition. In such an instance, all shareholders are to be treated equally. This policy is upheld by the inclusion of a resolution of the Board of Director's of the Company, contained in the Company's minutes. In the event management wishes to actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition, this would need to be disclosed to the Board of Directors and entered into the Company's minutes. The company's shareholders will be afforded an opportunity to approve or consent to any particular stock buy-out transaction or merger.


LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to February 28, 1999 no revenue and a net loss from operations of $37,700.00. As of February 28, 1999, the Company had a net capital deficiency of $12,450.00.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to find and consummate a merger or business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.


YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

SELECTED FINANCIAL DATA SCHEDULE

                        MCC CATERING INC.
                  (A Development Stage Company)
                     FINANCIAL DATA SCHEDULE
               FOR THE YEAR ENDED FEBRUARY 28, 1999

                               For the Year        From Inception
                                  Ended                  To
                              Feb. 28, 1999        Feb. 28, 1999
                              -------------        -------------
Cash and Cash Items            $      0             $      0
Marketable Securities                 0                    0
Notes and Accounts Receivable         0                    0
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets                  0                    0
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                          0                    0
Total current liabilities        12,450                    0
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                      6,000                    0
Other stockholders' equity      (18,450)                   0
Total Liabilities and
 Stockholders' equity                 0                    0

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         33,650               37,700
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes and
    and other items             (33,650)             (37,700)
Income tax expenses                   0                    0
Income/loss continuing
    operations                  (33,650)             (37,700)
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (33,650)             (37,700)

/TABLE

Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 500 108TH Avenue, Suite 730, City Center, Bellevue, WA 98004. The company also maintains offices at City Tower - Level 4, 40 Basinghall Street, London EC2V 5DE. The company at this time has no other material assets or property.


Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth the information, to the best knowledge of the Company as of March 31, 1999, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Meichrisea Holdings Ltd.      1,250,000                    20.8%
Gibraltar

Bradwall Ltd.                 1,000,000                    16.7%
Gibraltar

Astrid Property Holdings        750,000                    12.5%
Gibraltar

Grademore Analysis Ltd.         740,000                    12.3%
Sussex, United Kingdom

Basil R. Parker                 148,000                     2.4%
Camberley, United Kingdom

L.J. Boyne                      148,000                     2.4%
Surrey, United Kingdom


The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 6,000,000 shares of common stock outstanding as of the date of this filing.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

B.R. Parker           50     President and Director        None
L.J. Boyne            49     Secretary                     None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Both Basil R. Parker, the current Company President and Director, and Linden J. H. Boyne, the current Company Secretary, will be engaged in the operations of the Company and their efforts will be materials to the Company's success. They oversee the Company's search in locating potential business opportunities and targeting an entity to undertake a merger transaction. Additionally, they report to the shareholders regarding their progress and are open to receiving input from the majority shareholders.

Messrs. Boyne and Parker have worked together for twenty-five years, maintain excellent contacts in the United Kingdom business community and have run various businesses. The largest which they have run is the NSS Newsagents, a national chain in the United Kingdom which maintains over 500 stores in the United Kingdom. Mr. Parker has been President and director of the Company since June 23, 1998. For the past seven years, he has worked for Rosegold Ltd. Shopfittes and is currently Managing Director of the company. Mr. Boyne has been Secretary-Treasurer and director of the Company since 1998. Since 1991 he has been Secretary of a number of companies principally Rosegold Ltd. Shopfittes.

To the best knowledge of management, during the past five years, no present or former director or executive officer of the
Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock.

Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has no plans at the present to compensate its directors.


COMPENSATION TABLE: None


CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended February
28, 1999.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: Compensation is paid to the three operational directors as set forth above.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended February 1999, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended February 28, 1998 and 1999 there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended February 28, 1998 and 1999, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.


Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. On February 28, 1999, there were approximately 139 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

Item 10.    RECENT SALES OF UNREGISTERED SECURITIES

No recent sales of unregistered securities at this time.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED

The securities of the registrant to be registered are 6,000,000 shares of voting common stock, $0.001 par value.


Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

No indemnification of directors and officers at this time.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of MCC Catering Inc.

We have audited the accompanying balance sheet of MCC Catering Inc., (a development stage company) as of February 28, 1999 and the related statements of loss, cash flows and shareholders' equity for the e year then ended, and for the period from December 31, 1996 (inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCC Catering Inc., as of February 28, 1999, and the results of its operations and its cash flows for the year then ended and for the period from December 31, 1996 (inception) to February 28, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses from operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Notes 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Graf Repetti & Co., LLP.
New York, New York
April 22, 1999

                        MCC CATERING, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                        FEBRUARY 28, 1999


ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       12,450
                                       -----------
 Total Current Liabilities             $12,450

 Other Liabilities                           0
                                       -----------
 Total Liabilities                     $12,450

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 6,000,000
  Shares                                 6,000
 Additional Paid in Capital             19,250
 Deficit Accumulated During
  the Development Stage                (37,700)

                                       ----------
 Total Stockholders' Equity            (12,450)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements
/TABLE

                       MCC CATERING, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
             FOR THE YEAR ENDED FEBRUARY 28, 1999 AND
    FROM DECEMBER 31, 1996 (INCEPTION) TO FEBRUARY 28, 1999



                               For the Year            From
                                  Ended            Inception to
                           February 28, 1999    February 28, 1999
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,400                2,400
Legal                            15,000               15,000
Rent (Note 2)                     1,200                1,200
Filing Fee                           50                  100
Other Start Up Costs             15,000               19,000
                                ----------           ----------

Total Operating Expenses         33,650               37,700
                                ----------           ----------

Operating Loss                 $(33,650)            $(37,700)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(33,650)            $(37,700)

NET LOSS  PER SHARE            $  (0.01)              $(0.01)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           4,400,000            4,305,164
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.

/TABLE

                        MCC CATERING, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED FEBRUARY 28, 1999 AND
    FROM DECEMBER 31, 1996 (INCEPTION) TO FEBRUARY 28, 1999


                              For the Year            From
                                 Ended            Inception to
                           February 28, 1999    February 28, 1999
                           -----------------    -----------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(33,650)              $(37,700)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        12,450                 12,450
                               --------               --------

Total Adjustments               12,450                 12,450
                               --------               --------

Net Cash Used in
Operating Activities           (21,200)               (25,250)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Capital       1,200                  5,250
Proceeds from Insurance of
Common Stock                    20,000                 20,000
                               --------               --------

Net Cash Provided by
Financing Activities            21,200                 25,250
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.

/TABLE

                                 MCC CATERING, INC.
                           (A Development Stage Company)
                     STATEMENT OF SHAREHOLDERS'EQUITY (DEFICIT)
                         FROM INCEPTION TO FEBRUARY 28, 1999



                                                        Total
                   COMMON STOCK ISSUED   Additional  Accumulated   Shareholders'
                   SHARES    PAR VALUE    Paid inCap     Deficit        Equity
                ----------------------------------------------------------------

ISSUANCE OF
4,000,000
SHARES
JANUARY 3, 1997    4,000,000   $ 4,000      $     0       $ (4,000)    $      0

NET LOSS FOR THE
PERIOD FROM
INCEPTION TO
FEBRUARY 28, 1998          0         0           50         (   50)      (    0)
                ----------------------------------------------------------------
BALANCE
FEBRUARY 28, 1998  4,000,000     4,000           50         (4,050)      (    0)

ISSUANCE OF
2,000,000
SHARES
DECEMBER 17, 1998  2,000,000     2,000       18,000               0       20,000

NET LOSS FOR
THE YEAR ENDED
FEBRUARY 28, 1999          0         0        1,200         (33,650)    (32,450)
                ----------------------------------------------------------------
BALANCE
FEBRUARY 28, 1999  6,000,000    $6,000      $19,250         $37,700      $12,450

The accompanying notes are an integral part of these financial statements.

/TABLE

                        MCC CATERING, INC.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         FEBRUARY 28, 1999

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.   Description of Company
MCC Catering, Inc. ("the Company") is a for profit corporation incorporated under the laws of the State of Delaware on December 31, 1996. MCC Catering's principal objective is to identify, develop a chain of fast food outlets throughout cities in the United Kingdom.

B.   Basis of Presentation
Financial statements are prepared on the accrual basis of accounting. Accordingly, revenue is recognized when earned and expenses when incurred.

C.   Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D.   Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that, affect certain reported amounts and disclosures. Accordingly actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.


NOTE 2 - USE OF OFFICE SPACE

The Company uses 250 square feet of space for its executive offices at City Tower, 40 Basinghall Street, London, UK which it receives from one of its shareholders at no cost beginning September 1, 1998. The fair market value of this office is $200 per month which is reflected as an expense with a corresponding credit to contributed capital.

NOTE 3 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional, capital, and ultimately, having net income.

The Company established its office in London, UK in September
1998. The Company's limited operating history, including its losses and no revenues, primarily reflected the operations of its early stage.

As a result, the Company had from time of inception to February
28, 1999 no revenue and a net loss from operations of $37,700.
As of February 28, 1999, the Company had a net capital deficiency of $12,450.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with the start up and trading of its retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. MCC Catering Inc., does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years.


NOTE 4 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                          February 28, 1999    February 28, 1999
                          ---------------------------------------
      Net Loss per share       $(0.00)              $(0.01)

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE
No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K

(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data

(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   11        Statement regarding computation of per share
              earnings

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


MCC CATERING INC.
----------------------
(Registrant)
Date: April 26, 1999

By: /s/ B. R. Parker
    ----------------------
    President